Exhibit 99.1

Mattersight Announces Third Quarter 2016 Results

Chicago, IL – (Marketwired – November 2, 2016) – Mattersight Corporation (NASDAQ: MATR), the pioneer in personality-based software applications, today announced financial results for the third quarter ended September 30, 2016.

“Mattersight’s third quarter was marked by reaccelerated growth thanks to a deployment of backlogged revenue, which resulted in an on-target quarter-over-quarter revenue increase of 15%,” said Mattersight CEO Kelly Conway.  “We are extremely pleased with the progress we’ve made during the past quarter, and with our trajectory heading toward the end of the year. With a backlog that is up 64% over last year and a sales pipeline that continues to be the strongest we’ve ever seen, we expect to maintain our pattern of acceleration throughout 2017.”

Third Quarter 2016 Financial Highlights

•	Bookings: Annual Contract Value (ACV) bookings for the third quarter were $4.7 million. ACV bookings for the last four quarters were $21.5 million.
•	Subscription Revenue: Total subscription revenue for the third quarter was $9.6 million.
•	Total Revenue: Total revenue for the third quarter was $10.4 million.
•	Backlog: ACV in deployment was $19.2 million at the end of the third quarter.
•	Gross Margin: Gross margin was 67% in the third quarter.

Third Quarter 2016 Business Highlights

•	Patent Acceleration: Added five new patents, bringing Mattersight’s total U.S. patent portfolio to 31 and further bolstering the protection of Mattersight’s innovative analytics and routing solutions.
•

Hercules Funding: Entered into a long-term loan facility for up to $30 million with Hercules Capital, with initial proceeds of $22.5 million. The facility will be used for working capital and general corporate purposes, and carries a term of 42 months.

•	Call to Loyalty: Hosted over 200 attendees from 70+ unique companies at Mattersight’s second annual Call to Loyalty customer summit in Austin, Texas.
•	Personality Labs: Launched Mattersight’s first non-commercial research and thought leadership platform, featuring a joint research article with customer experience analyst firm Temkin Group.

Non-GAAP Financial Measures

Mattersight's net loss was $5.8 million in the third quarter of 2016. The Company realized an "Adjusted EBITDA1" loss of $2.3 million for the third quarter of 2016. Adjusted EBITDA is a non-GAAP measure. For a reconciliation of net loss to Adjusted EBITDA, see the accompanying schedule.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, November 2, 2016. The conference call and slide presentation will be available at the Investor Relations section of Mattersight's website at http://www.mattersight.com/about-us/investor-relations. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 88669579.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until December 2, 2016, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 88669579.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings.  You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com.  Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason. In light of Regulation FD, it is our policy not to comment on earnings, financial guidance or operations other than through press releases, publicly announced conference calls, or other means that will constitute public disclosure for purposes of Regulation FD.  Mattersight uses its website at www.mattersight.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Mattersight

Mattersight's mission is to help brands have more effective and effortless conversations with their customers. Using a suite of innovative personality-based software applications, Mattersight can analyze and predict customer behavior based on the language exchanged during service and sales interactions. This insight can then facilitate real-time connections between customers and the agents best capable of handling their needs. Mattersight's stack of patented SaaS applications has influenced hundreds of millions of shorter, more satisfying customer interactions. Organizations across the Financial Services, Healthcare, Technology and Telco industries rely on Mattersight to drive customer retention, employee engagement and operating efficiency. An independent research study documents the average return on investment for these organizations is 344%. To learn more about how Mattersight can help your company, please visit www.mattersight.com.

1 Mattersight presents Adjusted EBITDA, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted EBITDA provides investors with a better understanding of the results of Mattersight's operations. Management believes that Adjusted EBITDA reflects Mattersight's resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted EBITDA measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Contact

David Gustafson

Interim Chief Financial Officer

847.582.7016

David.Gustafson@Mattersight.com

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended		Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2016	2015	2016	2015
Revenue:
Subscription revenue	$9,574	$9,313	$27,297	$26,519
Other revenue	838	1,169	2,242	3,021
Total revenue	10,412	10,482	29,539	29,540
Operating expenses:
Cost of subscription revenue	2,781	1,930	7,840	5,853
Cost of other revenue	662	609	2,044	1,930
Total cost of revenue, exclusive of depreciation and amortization shown below:	3,443	2,539	9,884	7,783
Research and development	2,988	3,397	9,588	10,185
Sales and marketing	4,625	3,773	13,452	10,016
General and administrative	2,912	3,108	8,950	8,811
Depreciation and amortization	1,477	1,396	4,295	3,607
Total operating expenses	15,445	14,213	46,169	40,402

Operating loss	(5,033)	(3,731)	(16,630)	(10,862)

Non-operating income (expense):
Interest and other borrowing costs	(860)	(173)	(1,291)	(434)
Change in fair value of warrant liability	58	(22)	58	3
Other non-operating income	8	2	31	4
Total non-operating income (expense)	(794)	(193)	(1,202)	(427)
Loss before income taxes	(5,827)	(3,924)	(17,832)	(11,289)
Income tax provision	(11)	(15)	(27)	(31)
Net loss	(5,838)	(3,939)	(17,859)	(11,320)
Dividends related to 7% Series B convertible preferred stock	(147)	(147)	(440)	(441)
Net loss available to common stock holders	$(5,985)	$(4,086)	$(18,299)	$(11,761)

Per share of common stock:
Basic net loss available to common stock holders	$(0.24)	$(0.17)	$(0.73)	$(0.52)
Diluted net loss available to common stock holders	$(0.24)	$(0.17)	$(0.73)	$(0.52)

Shares used to calculate basic net loss per share	25,244	24,185	25,156	22,698
Shares used to calculate diluted net loss per share	25,244	24,185	25,156	22,698

Stock-based compensation expense is included in individual line items above:
Total cost of revenue	$112	$63	$298	$187
Research and development	194	294	863	813
Sales and marketing	482	391	1,415	1,112
General and administrative	463	728	1,718	2,146

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the Three Months		For the Nine Months
	Ended		Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2016	2015	2016	2015
Net loss	$(5,838)	$(3,939)	$(17,859)	$(11,320)
Other comprehensive loss:
Effect of currency translation	(10)	(2)	(17)	—
Comprehensive net loss	$(5,848)	$(3,941)	$(17,876)	$(11,320)

MATTERSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	Sept. 30,	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$14,652	$15,407
Receivables net of allowances of $28 and $24, respectively	5,447	4,863
Prepaid expenses	5,985	4,582
Other current assets	718	235
Total current assets	26,802	25,087
Equipment and leasehold improvements, net of accumulated depreciation and amortization of $18,263 and $14,805, respectively	9,743	8,523
Goodwill	972	972
Intangible assets, net of amortization of $3,699 and $3,351, respectively	3,262	3,353
Other long-term assets (includes $4,789 of restricted cash at September 30, 2016)	6,287	2,467
Total assets	$47,066	$40,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$80	$—
Accounts payable	1,583	1,223
Accrued compensation and related costs	2,915	2,761
Unearned revenue	2,331	6,378
Capital leases	2,034	1,819
Other current liabilities	4,662	1,796
Total current liabilities	13,605	13,977
Long-term debt	21,339	—
Long-term unearned revenue	857	1,597
Long-term capital leases	1,885	1,614
Other long-term liabilities	5,792	5,689
Total liabilities	43,478	22,877

7% Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,641,960 and 1,644,768 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively, with a liquidation preference of $10,865 and $10,443 at September 30, 2016 and December 31, 2015, respectively	8,374	8,388

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 27,497,604 and 27,636,853 shares issued at September 30, 2016 and December 31, 2015, respectively; and 26,520,854 and 25,849,876 shares outstanding at September 30, 2016 and December 31, 2015, respectively	275	276
Additional paid-in capital	263,906	264,212
Accumulated deficit	(259,944)	(242,085)
Treasury stock, at cost, 976,750 and 1,786,977 shares at September 30, 2016 and December 31, 2015, respectively	(4,979)	(9,239)
Accumulated other comprehensive loss	(4,044)	(4,027)
Total stockholders’ (deficit) equity	(4,786)	9,137
Total liabilities and stockholders’ equity	$47,066	$40,402

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Nine Months Ended
	Sept. 30,	Sept. 30,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(17,859)	$(11,320)
Adjustments to reconcile net loss to net cash used in operating activities:
Discount accretion and other debt related costs	173	—
Depreciation and amortization	4,295	3,607
Stock-based compensation	4,294	4,258
Provision for uncollectible accounts	25	—
Change in fair value of warrant liability	(58)	(3)
Changes in assets and liabilities:
Receivables	(609)	(366)
Prepaid expenses	(1,448)	(957)
Other current assets	(484)	(240)
Other long-term assets	(3,820)	707
Accounts payable	287	75
Accrued compensation and related costs	154	210
Unearned revenue	(4,787)	(452)
Other current liabilities	1,375	(2,410)
Other long-term liabilities	374	4,066
Total adjustments	(229)	8,495
Net cash used in operating activities	(18,088)	(2,825)
Cash Flows from Investing Activities:
Capital expenditures	(2,364)	(3,654)
Investment in intangible assets	(857)	(660)
Net cash used in investing activities	(3,221)	(4,314)
Cash Flows from Financing Activities:
Proceeds from line of credit	16,246	15,000
Repayments of line of credit	(16,246)	(15,000)
Proceeds from other borrowings	28,880	—
Repayments of other borrowings	(6,030)	—
Debt issuance costs	(680)	—
Principal payments on capital lease obligations	(1,727)	(1,552)
Proceeds from issuance of common stock, net	—	15,942
7% Series B convertible preferred stock dividend	(3)	—
Cash paid to satisfy tax withholding upon vesting of employee stock awards	(328)	(753)
Proceeds from exercise of stock options	236	220
Proceeds from employee stock purchase plan	223	163
Net cash provided by financing activities	20,571	14,020
Effect of exchange rate changes on cash and cash equivalents	(17)	1
(Decrease) increase in cash and cash equivalents	(755)	6,882
Cash and cash equivalents, beginning of period	15,407	14,238
Cash and cash equivalents, end of period	$14,652	$21,120

Non-Cash Investing and Financing Activities:
Capital lease obligations incurred	$2,213	$2,002
Capital equipment purchased on credit	2,213	2,002
Change in fair value of intellectual property purchase liability	—	2,605

Supplemental Disclosures of Cash Flow Information:
Interest paid	$758	$155

MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EBITDA

(Unaudited and in thousands)

	For the Three Months		For the Nine Months
	Ended		Ended
	Sept. 30,	Sept 30,	Sept. 30,	Sept. 30,
	2016	2015	2016	2015
GAAP — Net loss	$(5,838)	$(3,939)	$(17,859)	$(11,320)
Depreciation and amortization	1,477	1,396	4,295	3,607
Interest and other borrowing costs	860	173	1,292	434
Interest income	(8)	(2)	(31)	(4)
Income tax provision	11	15	26	31
EBITDA	(3,498)	(2,357)	(12,277)	(7,252)
Stock-based compensation	1,251	1,476	4,294	4,258
Change in fair value of warrant liability	(58)	22	(58)	(3)
Adjusted EBITDA	$(2,305)	$(859)	$(8,041)	$(2,997)